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                                                                      Exhibit 16


                         OHRLINGS PRICEWATERHOUSECOOPERS
                                113 97 Stockholm
                                    Sweden



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549
USA



October 22, 1999


Commissioners:

We have read the statement made by Cellpoint Inc. (f/k/a Technor
International) ("the Company") (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 23, 1999 as amended. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Ohrlings PricewaterhouseCoopers AB

Ohrlings PricewaterhouseCoopers AB


cc: Steven R. Berger, SHH Christy & Viener